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                                                                   EXHIBIT 99.4
                    Entravision Communications Corporation

                           Offer for All Outstanding

                   8 1/8% Senior Subordinated Notes Due 2009

                                In Exchange for

                   8 1/8% Senior Subordinated Notes Due 2009

                       Which Have Been Registered Under

                    The Securities Act of 1933, as Amended

            , 2002

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

   Entravision Communications Corporation (the "Issuer") is offering, upon and subject to the terms and conditions set forth in the prospectus dated
            , 2002 (the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") an aggregate principal amount of up to $225,000,000 of its 8 1/8% Senior Subordinated Notes due 2009 which have been registered under the Securities Act of 1933, as amended, for a like principal amount of its issued and outstanding 8 1/8% Senior Subordinated Notes due 2009 (the "Outstanding Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Exchange and Registration Rights Agreement dated as of March 12, 2002 by and among the Issuer, certain subsidiaries of the Issuer and the Initial Purchasers referred to therein.

   We are requesting that you contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names, we are enclosing the following documents:

    1. Prospectus dated             , 2002;

    2. The Letter of Transmittal for your use and for the information of your clients;

    3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Outstanding Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent referred to below prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

    4. A form of letter which may be sent to your clients for whose account you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

    5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    6. Return envelopes addressed to Union Bank of California, N.A., the Exchange Agent for the Exchange Offer.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON             , 2002, UNLESS EXTENDED BY THE ISSUER (SUCH
DATE, AS MAY BE EXTENDED BY THE ISSUER, IS REFERRED TO HEREIN AS THE "EXPIRATION DATE"). OUTSTANDING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

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   To participate in the Exchange Offer, a duly executed and properly completed
Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Outstanding Notes, or a timely confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at The Depository
Trust Company, should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

   If a registered holder of Outstanding Notes desires to tender, but such Outstanding Notes are not immediately available, or time will not permit such holder's Outstanding Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the heading "The Exchange Offer-Guaranteed Delivery Procedures."

   The Issuer will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. The Issuer will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Outstanding Notes held by them as nominee or in a fiduciary capacity.

   The Issuer will pay or cause to be paid all stock transfer taxes applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer, except as set forth in the Instructions in the Letter of Transmittal.

   Any requests for additional copies of the enclosed materials should be directed to Union Bank of California, N.A., the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                            Very truly yours,

                                            ENTRAVISION COMMUNICATIONS
                                            CORPORATION

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY PERSON AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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